Exhibit 99.1

July 21, 2011

Mr. Pan Luping

Chief Executive Officer
Southern China Livestock, Inc.
88 Guihuayuan, GuanjingchengYujiang
Yingtan City, Jiangxi Province
People’s Republic of China

Dear Mr. Pan,

Please accept this letter as notice of my resignation effective immediately as the CFO and a member of the board of directors of Southern China Livestock, Inc. (SCLI).   As you know, I enjoyed very much working for SCLI and I remain a supporter and friend of the Company.  However, since SCLI will not complete its Initial Public Offering in the US near future, having a US based CFO is no longer necessary and no longer justifies the cost associated. Therefore it is in the best interests of the company for me to resign.

I understand that the US capital market is extremely challenging to SCLI and other Chinese companies at this time. However, I strongly believe that SCLI will eventually succeed in obtaining financing needed for growing the company.  I will be happy to help again whenever the company needs me.

Thank you and please call me at any time if you have any questions.

Sincerely,

/s/ Wei (Wayne) He
Wei (Wayne) He